Exhibit 99.1
Caesars Entertainment, Inc. Reports Fourth Quarter and Full Year 2023 Results

LAS VEGAS and RENO, Nev. (February 20, 2024) – Caesars Entertainment, Inc., (NASDAQ: CZR) (“Caesars,” “CZR,” “CEI” or “the Company”) today reported operating results for the fourth quarter and full year ended December 31, 2023.
Fourth Quarter Results:
•GAAP net revenues of $2.83 billion versus $2.82 billion for the comparable prior-year period.
•GAAP net loss of $72 million compared to a net loss of $148 million for the comparable prior-year period.
•Same-store Adjusted EBITDA of $930 million versus $949 million for the comparable prior-year period.
•Caesars Digital Adjusted EBITDA of $29 million versus $(5) million for the comparable prior-year period.
Full Year Results:
•GAAP net revenues of $11.5 billion versus $10.8 billion for the comparable prior-year period.
•GAAP net income of $786 million compared to a net loss of $899 million for the comparable prior-year period.
•Same-store Adjusted EBITDA of $3.9 billion versus $3.2 billion for the comparable prior-year period.
•Caesars Digital Adjusted EBITDA of $38 million versus $(666) million for the comparable prior-year period.

Tom Reeg, Chief Executive Officer of Caesars Entertainment, Inc., commented, “Our fourth quarter operating results demonstrated consolidated net revenue growth, reduced net loss and stable consolidated Adjusted EBITDA year over year. Results were driven by a 28% year-over-year increase in Caesars Digital net revenue that generated a 10% Adjusted EBITDA margin in the quarter. Full year results benefited from a 78% increase in Caesars Digital net revenues to approximately $1.0 billion, and an over $700 million improvement in this segment’s Adjusted EBITDA.”
Fourth Quarter and Full Year 2023 Financial Results Summary and Segment Information
After considering the effects of our completed divestitures, the following tables present adjustments to net revenues, net income (loss) and Adjusted EBITDA as reported, in order to reflect a same-store basis:

Net Revenues
	Three Months Ended December 31,
(In millions)	2023	2022	2022 Adj.(a)	Adj. 2022 Total
Las Vegas	$1,091	$1,154	$(54)	$1,100
Regional	1,363	1,356	—	1,356
Caesars Digital	304	237	—	237
Managed and Branded	68	72	—	72
Corporate and Other	(1)	2	—	2
Caesars	$2,825	$2,821	$(54)	$2,767

Net Revenues
	Years Ended December 31,
(In millions)	2023	2023 Adj.(a)	Adj. 2023 Total	2022	2022 Adj.(a)	Adj. 2022 Total
Las Vegas	$4,470	$(145)	$4,325	$4,287	$(199)	$4,088
Regional	5,778	—	5,778	5,704	(5)	5,699
Caesars Digital	973	—	973	548	—	548
Managed and Branded	307	—	307	282	—	282
Corporate and Other	—	—	—	—	—	—
Caesars	$11,528	$(145)	$11,383	$10,821	$(204)	$10,617

Net Income (Loss)
	Three Months Ended December 31,
(In millions)	2023	2022	2022 Adj.(a)	Adj. 2022 Total
Las Vegas	$250	$295	$(8)	$287
Regional	2	(17)	—	(17)
Caesars Digital	(8)	(35)	—	(35)
Managed and Branded	18	20	—	20
Corporate and Other	(334)	(411)	—	(411)
Caesars	$(72)	$(148)	$(8)	$(156)

Net Income (Loss)
	Years Ended December 31,
(In millions)	2023	2023 Adj.(a)	Adj. 2023 Total	2022	2022 Adj.(a)	Adj. 2022 Total
Las Vegas	$1,042	$(15)	$1,027	$1,021	$(18)	$1,003
Regional	377	—	377	463	2	465
Caesars Digital	(91)	—	(91)	(790)	—	(790)
Managed and Branded	101	—	101	(301)	385	84
Corporate and Other	(643)	—	(643)	(1,292)	—	(1,292)
Caesars	$786	$(15)	$771	$(899)	$369	$(530)

Adjusted EBITDA (b)
	Three Months Ended December 31,
(In millions)	2023	2022	2022 Adj(a)	Adj. 2022 Total
Las Vegas	$489	$537	$(8)	$529
Regional	431	443	—	443
Caesars Digital	29	(5)	—	(5)
Managed and Branded	18	20	—	20
Corporate and Other	(37)	(38)	—	(38)
Caesars	$930	$957	$(8)	$949

Adjusted EBITDA (b)
	Years Ended December 31,
(In millions)	2023	2023 Adj.(a)	Adj. 2023 Total	2022	2022 Adj(a)	Adj. 2022 Total
Las Vegas	$2,016	$(15)	$2,001	$1,964	$(20)	$1,944
Regional	1,962	—	1,962	1,985	—	1,985
Caesars Digital	38	—	38	(666)	—	(666)
Managed and Branded	76	—	76	84	—	84
Corporate and Other	(154)	—	(154)	(124)	—	(124)
Caesars	$3,938	$(15)	$3,923	$3,243	$(20)	$3,223

____________________
(a)Adjustment for pre-disposition results of operations reflecting the subtraction of results of operations for Rio All-Suite Hotel & Casino and Belle of Baton Rouge and discontinued operations of William Hill International prior to divestiture, for the relevant periods. Such figures are based on unaudited internal financial statements and have not been reviewed by the Company’s auditors for the periods presented. The additional financial information is included to enable the comparison of current results with results of prior periods.
(b)Adjusted EBITDA is not a GAAP measurement and is presented solely as a supplemental disclosure because the Company believes it is a widely used measure of operating performance in the gaming industry. See “Reconciliation of GAAP Measures to Non-GAAP Measures” below for a definition of Adjusted EBITDA and a quantitative reconciliation of Adjusted EBITDA to net income (loss), which the Company believes is the most comparable financial measure calculated in accordance with GAAP.

Balance Sheet and Liquidity
As of December 31, 2023, Caesars had $12.4 billion in aggregate principal amount of debt outstanding. Total cash and cash equivalents were $1.0 billion, excluding restricted cash of $138 million.

(In millions)	December 31, 2023	December 31, 2022
Cash and cash equivalents	$1,005	$1,038

Bank debt and loans	$3,193	$5,836
Notes	9,199	7,200
Other long-term debt	47	49
Total outstanding indebtedness	$12,439	$13,085

Net debt	$11,434	$12,047
As of December 31, 2023, our cash on hand and revolving borrowing capacity was as follows:

(In millions)	December 31, 2023
Cash and cash equivalents	$1,005
Revolver capacity (a)	2,210
Revolver capacity committed to letters of credit	(70)
Revolver capacity committed as regulatory requirement	(46)
Total	$3,099
___________________
(a)Revolver capacity includes $2.25 billion under our CEI Revolving Credit Facility, maturing in January 2028, less $40 million reserved for specific purposes.

“On February 6th we successfully closed on our $4.4 billion refinancing, allowing us to repay all outstanding 2025 debt and extending our nearest maturity to July of 2027. Since the Caesars merger closed in the third quarter of 2020, we have permanently repaid over $3.0 billion in debt and we look forward to another year of strong debt reduction in 2024. We ended the quarter with total net leverage as calculated under our bank credit facility of 3.9x as of December 31, 2023,” said Bret Yunker, Chief Financial Officer.
Reconciliation of GAAP Measures to Non-GAAP Measures
Adjusted EBITDA (described below), a non-GAAP financial measure, has been presented as a supplemental disclosure because it is a widely used measure of performance and basis for valuation of companies in our industry and we believe that this non-GAAP supplemental information will be helpful in understanding our ongoing operating results. Management has historically used Adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide a full understanding of our core operating results and as a means to evaluate period-to-period results. Adjusted EBITDA represents net income (loss) before interest income or interest expense, net of interest capitalized, (benefit) provision for income taxes, depreciation and amortization, stock-based compensation expense, (gain) loss on extinguishment of debt, impairment charges, other (income) loss, net income (loss) attributable to noncontrolling interests, transaction costs associated with our acquisitions, developments and divestitures, and non-cash changes in equity method investments. Adjusted EBITDA also excludes the expense associated with certain of our leases as these transactions were accounted for as financing obligations and the associated expense is included in interest expense. Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with GAAP. Adjusted EBITDA is unaudited and should not be considered an alternative to, or more meaningful than, net income (loss) as an indicator of our operating performance. Uses of cash flows that are not reflected in Adjusted EBITDA include capital expenditures, interest payments, income taxes, debt principal repayments, and payments under our leases with affiliates of GLPI and VICI Properties, Inc., which can be significant. As a result, Adjusted EBITDA should not be considered as a measure of our liquidity. Other companies that provide EBITDA information may calculate Adjusted EBITDA differently than we do. The definition of Adjusted EBITDA may not be the same as the definitions used in any of our debt agreements.
Conference Call Information
The Company will host a conference call to discuss the Company’s results on February 20, 2024 at 2 p.m. Pacific Time. Participants may register for the call approximately 15 minutes before the call start time by visiting the following website at https://register.vevent.com/register/BIb7b1a79c7d044fe8a05dc5944928258e.
Once registered, participants will receive an email with dial-in number and unique PIN number to access the live event. The call will also be accessible on the Investor Relations section of Caesars Entertainment’s website at https://investor.caesars.com.
About Caesars Entertainment, Inc.
Caesars Entertainment, Inc. (NASDAQ: CZR) is the largest casino-entertainment company in the US and one of the world’s most diversified casino-entertainment providers. Since its beginning in Reno, NV, in 1937, Caesars Entertainment, Inc. has grown through development of new resorts, expansions and acquisitions. Caesars Entertainment, Inc.’s resorts operate primarily under the Caesars®, Harrah’s®, Horseshoe®, and Eldorado® brand names. Caesars Entertainment, Inc. offers diversified gaming, entertainment and hospitality amenities, one-of-a-kind destinations, and a full suite of mobile and online gaming and sports betting experiences. All tied to its industry-leading Caesars Rewards loyalty program, the company focuses on building value with its guests through a unique combination of impeccable service, operational excellence and technology leadership. Caesars is committed to its employees, suppliers, communities and the environment through its PEOPLE PLANET PLAY framework. To review our latest CSR report, please visit www.caesars.com/corporate-social-responsibility/csr-reports. Know When To Stop Before You Start.® Gambling Problem? Call 1-800-522-4700. For more information, please visit www.caesars.com/corporate. If you think you or someone you care about may have a gambling problem, call 1-877-770-STOP (1-877-770-7867).
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding our strategies, objectives and plans for future development or acquisitions of properties or operations, as well as expectations, future operating results and other information that is not historical information. When used in this press release, the terms or phrases such as “anticipates,” “believes,” “projects,” “plans,” “intends,” “expects,” “might,” “may,” “estimates,” “could,” “should,” “would,” “will likely continue,” and variations of such words or similar expressions are intended to identify forward-looking statements. Although our expectations, beliefs and projections are expressed in good faith and with what we believe is a reasonable basis, there can be no assurance that these expectations, beliefs and projections will be realized. There are a number of risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward-looking statements which are included elsewhere in this press release. These risks and uncertainties include, but are not limited to: (a) the impact on our business, financial results and liquidity of economic trends, inflation, public health emergencies, terrorist attacks and other acts of war or hostility, work stoppages and other labor problems, or other economic and market conditions, including reductions in discretionary consumer spending as a result of downturns in the economy and other factors outside our control; (b) the impact of future cybersecurity breaches on our business, financial conditions and results of operations; (c) our ability to successfully operate our digital betting and iGaming platform and expand its user base; (d) risks associated with our leverage and our ability to reduce our leverage; (e) the effects of competition, including new competition in certain of our markets, on our business and results of operations; and (f) additional factors discussed in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Reports on Form 10-K and Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission. Other unknown or unpredictable factors may also cause actual results to differ materially from those projected by the forward-looking statements.
In light of these and other risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur. These forward-looking statements speak only as of the date of this press release, even if subsequently made available on our website or otherwise, and we do not intend to update publicly any forward-

looking statement to reflect events or circumstances that occur after the date on which the statement is made, except as may be required by law.
Source: Caesars Entertainment, Inc.; CZR
Investor Relations: Brian Agnew, bagnew@caesars.com; Charise Crumbley, ccrumbley@caesars.com, 800-318-0047
Media Relations: Kate Whiteley, kwhiteley@caesars.com

CAESARS ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended December 31,		Years Ended December 31,
(In millions, except per share data)	2023	2022	2023	2022
NET REVENUES:
Casino	$1,578	$1,551	$6,367	$5,997
Food and beverage	423	424	1,728	1,596
Hotel	509	511	2,090	1,957
Other	315	335	1,343	1,271
Net revenues	2,825	2,821	11,528	10,821
OPERATING EXPENSES:
Casino	866	799	3,342	3,526
Food and beverage	274	251	1,049	935
Hotel	144	138	570	529
Other	98	113	434	411
General and administrative	476	523	2,012	2,068
Corporate	67	78	306	286
Impairment charges	95	108	95	108
Depreciation and amortization	318	295	1,261	1,205
Transaction and other costs, net	(49)	28	(13)	14
Total operating expenses	2,289	2,333	9,056	9,082
Operating income	536	488	2,472	1,739
OTHER EXPENSE:
Interest expense, net	(581)	(585)	(2,342)	(2,265)
Loss on extinguishment of debt	—	(52)	(200)	(85)
Other income (loss)	5	(7)	10	46
Total other expense	(576)	(644)	(2,532)	(2,304)
Loss from continuing operations before income taxes	(40)	(156)	(60)	(565)
Benefit (provision) for income taxes	(16)	(6)	888	41
Income (loss) from continuing operations, net of income taxes	(56)	(162)	828	(524)
Discontinued operations, net of income taxes	—	—	—	(386)
Net income (loss)	(56)	(162)	828	(910)
Net (income) loss attributable to noncontrolling interests	(16)	14	(42)	11
Net income (loss) attributable to Caesars	$(72)	$(148)	$786	$(899)

Net income (loss) per share - basic and diluted:
Basic income (loss) per share from continuing operations	$(0.34)	$(0.70)	$3.65	$(2.39)
Basic loss per share from discontinued operations	—	—	—	(1.80)
Basic income (loss) per share	$(0.34)	$(0.70)	$3.65	$(4.19)
Diluted income (loss) per share from continuing operations	$(0.34)	$(0.70)	$3.64	$(2.39)
Diluted loss per share from discontinued operations	—	—	—	(1.80)
Diluted income (loss) per share	$(0.34)	$(0.70)	$3.64	$(4.19)
Weighted average basic shares outstanding	216	215	215	214
Weighted average diluted shares outstanding	216	215	216	214

CAESARS ENTERTAINMENT, INC.
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO CAESARS TO ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended December 31,		Years Ended December 31,
(In millions)	2023	2022	2023	2022
Net income (loss) attributable to Caesars	$(72)	$(148)	$786	$(899)
Net income (loss) attributable to noncontrolling interests	16	(14)	42	(11)
Discontinued operations, net of income taxes	—	—	—	386
(Benefit) provision for income taxes	16	6	(888)	(41)
Other (income) loss (a)	(5)	7	(10)	(46)
Loss on extinguishment of debt	—	52	200	85
Interest expense, net	581	585	2,342	2,265
Impairment charges	95	108	95	108
Depreciation and amortization	318	295	1,261	1,205
Transaction costs and other (b)	(41)	42	6	90
Stock-based compensation expense	22	24	104	101
Adjusted EBITDA	930	957	3,938	3,243
Pre-disposition EBITDA, net (c)	—	(8)	(15)	(20)
Total Adjusted EBITDA	$930	$949	$3,923	$3,223
____________________
(a)Other (income) loss for the three months and year ended December 31, 2022 primarily represents the net change in fair value of investments held by the Company, foreign exchange forward contracts, and changes in the fair value of a disputed claims liability.
(b)Transaction costs and other primarily includes (i) net proceeds received in exchange for participation rights in a potential insurance recovery, (ii) proceeds received for the termination of the Caesars Dubai management agreement, (iii) insurance proceeds received in excess of the respective carrying value of damaged assets associated with the Lake Charles property, (iv) costs related to non-cash losses on the write down and disposal of assets, professional services for transaction and integration costs, various contract exit or termination costs, and pre-opening costs in connection with new temporary facility openings and (v) non-cash changes in equity method investments.
(c)Adjustment for pre-disposition results of operations reflecting the subtraction of results of operations for Rio All-Suite Hotel & Casino and Belle of Baton Rouge prior to divestiture, for the relevant periods. Such figures are based on unaudited internal financial statements and have not been reviewed by the Company’s auditors for the periods presented. The additional financial information is included to enable the comparison of current results with results of prior periods.